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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) of our report on eComLive.com, Inc. dated February 18, 2000, incorporated by reference into this Current Report on Form 8-K/A of InfoSpace, Inc.

Filed on Form S-8:

     Registration Statement No. 333-69165
     Registration Statement No. 333-81593
     Registration Statement No. 333-90815
     Registration Statement No. 333-37252

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
July 7, 2000